PRESS RELEASE

FOR ADDITIONAL INFORMATION:
Investor Relations
David Lim
+1 844-632-1060
IR@univar.com

Univar Reports 2017 Third Quarter Financial Results

Third Quarter 2017 Highlights

•	Univar reported third quarter 2017 net income of $38.9 million, or $0.28 per share, compared to a prior year third quarter net loss of $63.0 million, or ($0.46) per share.

•	Adjusted earnings per share increased 38.5 percent to $0.36 per share from $0.26 per share in the prior year third quarter.

•	Adjusted EBITDA increased 4.2 percent to $152.0 million compared to $145.9 million in the prior year third quarter. The EMEA and Rest of World segments in aggregate grew Adjusted EBITDA 20.1 percent.

•	All segments showed gross profit growth for the first time in 13 quarters.

•	Gross margin expanded 30 basis points to 22.2 percent and Adjusted EBITDA margin increased 10 basis points to 7.4 percent.

•	Univar's leverage ratio, i.e., Net Debt/Adjusted EBITDA, improved to 4.5x from 5.1x in the prior year third quarter.

DOWNERS GROVE, Ill. – November 3, 2017 – Univar Inc. (NYSE: UNVR) (“Univar”), a global chemical and ingredient distributor and provider of value-added services, announced today its financial results for the third quarter ended September 30, 2017.

Univar reported net income of $38.9 million, or $0.28 per share, compared to a net loss of $63.0 million, or ($0.46) per share, in the third quarter of 2016. Adjusted earnings per share increased 38.5 percent to $0.36 per share from $0.26 per share in the prior year third quarter.

Adjusted EBITDA grew 4.2 percent to $152.0 million from $145.9 million in the third quarter last year. The EMEA and Rest of World segments in aggregate increased Adjusted EBITDA 20.1 percent as a result of improved sales force execution, strong operating expense management, and positive reported currency movements. USA segment Adjusted EBITDA was essentially flat with the prior year as improvements in the Company's sales force effectiveness and operating efficiency were offset by transitory impacts from Hurricanes Harvey and Irma. The Company estimates the hurricane impact on its third quarter Adjusted EBITDA from lost customer sales and supply disruptions, net of pre-buying by certain customers, was roughly $6 million. Despite these challenges, all segments grew gross profit for the first time in 13 quarters. Gross margin expanded 30 basis points to 22.2 percent and Adjusted EBITDA margin increased 10 basis points to 7.4 percent.

“Our execution is improving and we are building momentum to become the kind of company that consistently delivers double digit earnings growth despite unforeseen events,” said Steve Newlin, chairman and chief executive officer. “The work our people did in preparation for, and in the aftermath of the hurricanes and earthquakes that tragically struck last quarter is truly commendable. Our teams worked with our supplier partners to mitigate shortages that kept our customers up and running, highlighting the true value a leading global distributor with scale advantages like Univar brings.”

“We delivered our fourth consecutive quarter of Adjusted EBITDA growth,” added Carl Lukach, executive vice president and chief financial officer. “We lowered our leverage ratio while prudently allocating capital to attractive investments, including our first acquisition in seventeen months.”

Company Performance
Univar’s operating results are described below and, unless otherwise indicated, are a comparison of third quarter 2017 results with third quarter 2016 results, including Adjusted EBITDA, which is reconciled to reported net income in the accompanying supplemental financial information.

	(Unaudited)

	Three months ended September 30,				% change
(in millions)	2017	2016	$ change	% change	excl. currency

External Net Sales
USA	$1,185.0	$1,222.1	$(37.1)	(3.0)%	(3.0)%
Canada	299.9	260.8	39.1	15.0%	9.6%
EMEA	456.9	412.5	44.4	10.8%	7.3%
Rest of World	106.9	104.3	2.6	2.5%	(2.2)%
Total Consolidated Net Sales	$2,048.7	$1,999.7	$49.0	2.5%	0.8%

Gross Profit
USA	$273.4	$269.3	$4.1	1.5%	1.5%
Canada	56.2	55.6	0.6	1.1%	(3.2)%
EMEA	102.9	92.8	10.1	10.9%	6.7%
Rest of World	22.3	20.4	1.9	9.3%	4.9%
Total Consolidated Gross Profit	$454.8	$438.1	$16.7	3.8%	2.2%

Adjusted EBITDA
USA	$90.7	$90.1	$0.6	0.7%	0.7%
Canada	25.6	26.0	(0.4)	(1.5)%	(5.8)%
EMEA	33.2	28.5	4.7	16.5%	12.6%
Rest of World	9.3	6.9	2.4	34.8%	27.5%
Other*	(6.8)	(5.6)	(1.2)	(21.4)%	(21.4)%
Total Consolidated Adjusted EBITDA	$152.0	$145.9	$6.1	4.2%	2.4%
* Other represents unallocated corporate costs that do not directly benefit segments.

Segment Highlights

USA – Net sales for the USA segment were $1.2 billion. Gross profit increased 1.5 percent to $273.4 million, while gross margin expanded 110 basis points to 23.1 percent as a result of the Company’s sales force execution initiatives and mix improvement. Adjusted EBITDA was about even with last year at $90.7 million, and Adjusted EBITDA margin expanded 30 basis points to 7.7 percent. Univar estimates that USA segment Adjusted EBITDA was negatively impacted, net of benefits, by roughly $6 million as a result of Hurricanes Harvey and Irma. The majority of this impact was from the temporary closure of Univar sites, the impact of lost business to customers who were unable to operate, and supply disruptions from Gulf Coast producers. Univar benefitted from certain customers who may have pre-bought and increased their inventory in anticipation of product shortages and higher prices.

Canada – Net sales for the Canada segment increased 15.0 percent to $299.9 million, driven by higher average selling prices along with an increase in volumes, which benefited from a recovery in the Canadian Energy and Mining sectors. Gross profit grew 1.1 percent to $56.2 million, and gross margin decreased 260 basis points to 18.7 percent as a result of changes in market and product mix driven in part by the drought affected agricultural season. Adjusted EBITDA declined 1.5 percent to $25.6 million, and Adjusted EBITDA margin decreased 150 basis points to 8.5 percent.

EMEA – Net sales for the EMEA segment increased 10.8 percent to $456.9 million, as higher average selling prices were partially offset by volume declines in lower margin commodity products. Gross profit grew 10.9 percent to $102.9 million, and gross margin was even with last year at 22.5 percent as the Company executed on its initiatives to improve sales force effectiveness and upgrade mix. Adjusted EBITDA increased 16.5 percent to $33.2 million, while Adjusted EBITDA margin expanded 40 basis points to 7.3 percent, due to strong operating expense management.

Rest of World – Net sales for the Rest of World segment increased 2.5 percent to $106.9 million. The Company’s business in Latin America was impacted by Hurricane Harvey and the earthquakes in Mexico which led to shortages of products from suppliers and chemical price increases. Univar was able to supply customers from its inventory, while managing costs effectively in a period of significant price volatility. Gross profit grew 9.3 percent to $22.3 million, and gross margin expanded 130 basis points to 20.9 percent. Adjusted EBITDA increased $2.4 million, or 34.8 percent to $9.3 million, and Adjusted EBITDA margin expanded 210 basis points to 8.7 percent driven by improved sales force execution and cost reductions in Latin America and increased profitability in Asia Pacific.

Outlook

The Company continues to make progress on its strategic priorities to build Commercial Greatness, execute with Operational Excellence and act as One Univar.

Hurricane impacts tempered third quarter Adjusted EBITDA growth by about $6 million and the Company expects transitory effects to continue in the fourth quarter, and have a similar magnitude effect. As a result, Univar expects fourth quarter Adjusted EBITDA to grow mid-single digits from last year’s $134.5 million. The Company expects a return to normal business conditions in the impacted areas by the first quarter of 2018.

“Our primary focus continues to be improving the profitability of our business," added Newlin. "We are making solid progress and our improvement initiatives are taking hold in our organization. Growth, accountability and rigor are becoming key attributes of our culture, and our customers and supplier partners are seeing the benefits."

Univar to Host Webcast on November 3, 2017 at 9:00 a.m. EDT

The Company will host a webcast with investors to discuss the third quarter results at 9:00 a.m. ET on November 3, which can be accessed on the Investor Relations section of its website at http://investor.univar.com. Following the event, an archived version of the webcast and supporting materials will be available on the same website.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted earnings per share

The Company monitors the results of its operating segments separately for the purposes of making decisions about resource allocation and performance assessment. The Company evaluates performance on the basis of Adjusted EBITDA, which it defines as its consolidated net income (loss), plus the sum of interest expense, net of interest income, income tax expense (benefit), depreciation, amortization, other operating expenses, net (which primarily consists of pension mark to market adjustments, acquisition and integration related expenses, employee stock-based compensation expense, restructuring charges, business optimization, and other unusual or non-recurring expenses), impairment charges, loss on extinguishment of debt and other income (expense), net (which consists of gains and losses on foreign currency transactions and undesignated derivative instruments, debt refinancing costs, and other non-operating activity). Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net sales. The Company believes that Adjusted EBITDA is an important indicator of operating performance because:

•	The Company reports Adjusted EBITDA to its lenders as required under the covenants of its credit agreements;

•	Adjusted EBITDA excludes the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization expenses;

•	The Company uses Adjusted EBITDA in setting performance incentive targets;

•	The Company considers gains (losses) on the acquisition, disposal and impairment of assets as resulting from investing decisions rather than ongoing operations; and

•
Other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of its results.

The Company has incorporated an Adjusted net income and Adjusted earnings per share metric as a complementary metric to GAAP earnings per share to provide additional transparency to ongoing performance. Adjusted net income excludes the same items as Adjusted EBITDA, except for stock-based compensation expense.

Use of Non-GAAP Measures

The Company’s management believes that certain financial measures that do not comply with accounting principles generally accepted in the United States (“GAAP”) provide relevant and meaningful information concerning the ongoing operating results of the Company. Such non-GAAP financial measures are used from time to time herein but should not be viewed as a substitute for GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedules A and D.

About Univar
Founded in 1924, Univar (NYSE: UNVR) is a global chemical and ingredients distributor and provider of value-added services, working with leading suppliers worldwide. Supported by a comprehensive team of sales and technical professionals with deep specialty and market expertise, Univar operates hundreds of distribution facilities throughout North America, Western Europe, Asia-Pacific and Latin America. Univar delivers tailored customer solutions through a broad product and services portfolio sustained by one of the most extensive industry distribution networks in the world. For more information, visit www.univar.com.

Forward-Looking Statements

This press release includes certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events or results, and that actual events or results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Univar Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in millions, except per share data)	2017	2016	2017	2016
Net sales	$2,048.7	$1,999.7	$6,294.5	$6,261.2
Cost of goods sold	1,593.9	1,561.6	4,933.9	4,947.4
Gross profit	454.8	438.1	1,360.6	1,313.8
Operating expenses:
Outbound freight and handling	74.8	76.2	217.7	220.8
Warehousing, selling and administrative	228.0	216.0	687.7	664.8
Other operating expenses, net	11.8	12.1	55.8	29.1
Depreciation	32.5	42.4	102.5	113.9
Amortization	16.8	22.5	50.0	67.8
Impairment charges	$—	$133.9	$—	$133.9
Total operating expenses	$363.9	$503.1	$1,113.7	$1,230.3
Operating income (loss)	$90.9	$(65.0)	$246.9	$83.5
Other (expense) income:
Interest income	0.9	1.1	2.6	3.0
Interest expense	(39.3)	(40.6)	(112.6)	(123.5)
Loss on extinguishment of debt	—	—	(0.8)	—
Other expense, net	(7.1)	(3.1)	(27.9)	(10.8)
Total other expense	$(45.5)	$(42.6)	$(138.7)	$(131.3)
Income (loss) before income taxes	45.4	(107.6)	108.2	(47.8)
Income tax expense (benefit)	6.5	(44.6)	15.4	(38.6)
Net income (loss)	$38.9	$(63.0)	$92.8	$(9.2)
Income (loss) per common share:
Basic	$0.28	$(0.46)	$0.66	$(0.07)
Diluted	0.28	(0.46)	0.66	(0.07)
Weighted average common shares outstanding:
Basic	140.4	137.7	140.0	137.7
Diluted	141.4	137.7	141.3	137.7

Univar Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions, except per share data)	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$293.9	$336.4
Trade accounts receivable, net	1,205.3	950.3
Inventories	792.3	756.6
Prepaid expenses and other current assets	155.9	134.8
Total current assets	$2,447.4	$2,178.1
Property, plant and equipment, net	1,019.1	1,019.5
Goodwill	1,825.9	1,784.4
Intangible assets, net	308.2	339.2
Deferred tax assets	22.8	18.2
Other assets	66.7	50.5
Total assets	$5,690.1	$5,389.9
Liabilities and stockholders’ equity
Current liabilities:
Short-term financing	$15.4	$25.3
Trade accounts payable	945.4	852.3
Current portion of long-term debt	82.8	109.0
Accrued compensation	97.5	65.6
Other accrued expenses	224.9	287.3
Total current liabilities	$1,366.0	$1,339.5
Long-term debt	2,872.6	2,845.0
Pension and other postretirement benefit liabilities	260.2	268.6
Deferred tax liabilities	19.6	17.2
Other long-term liabilities	107.4	109.7
Total liabilities	$4,625.8	$4,580.0
Stockholders’ equity:
Preferred stock, 200.0 million shares authorized at $0.01 par value with no shares issued or outstanding as of September 30, 2017 and December 31, 2016	—	—
Common stock, 2.0 billion shares authorized at $0.01 par value with 140.8 million and 138.8 million shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	1.4	1.4
Additional paid-in capital	2,293.1	2,251.8
Accumulated deficit	(961.1)	(1,053.4)
Accumulated other comprehensive loss	(269.1)	(389.9)
Total stockholders’ equity	$1,064.3	$809.9
Total liabilities and stockholders’ equity	$5,690.1	$5,389.9

Univar Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2017	2016	2017	2016
Operating activities:
Net income (loss)	$38.9	$(63.0)	$92.8	$(9.2)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49.3	64.9	152.5	181.7
Impairment charges	—	133.9	—	133.9
Amortization of deferred financing fees and debt discount	2.0	2.0	5.9	6.0
Amortization of pension credit from accumulated other comprehensive loss	(0.1)	—	(0.2)	(4.5)
Loss on extinguishment of debt	—	—	0.8	—
Deferred income taxes	1.3	(53.6)	(4.0)	(57.2)
Stock-based compensation expense	4.5	3.6	16.0	7.1
Other	(0.9)	(0.6)	(0.2)	(1.0)
Changes in operating assets and liabilities:
Trade accounts receivable, net	123.3	190.9	(198.3)	(83.2)
Inventories	39.4	41.9	1.5	60.2
Prepaid expenses and other current assets	(2.2)	2.5	(15.4)	30.2
Trade accounts payable	(194.3)	(202.0)	58.1	40.8
Pensions and other postretirement benefit liabilities	(15.4)	(10.6)	(34.6)	(30.8)
Other, net	2.5	(0.8)	(42.3)	(49.8)
Net cash provided by operating activities	$48.3	$109.1	$32.6	$224.2
Investing activities:
Purchases of property, plant and equipment	(19.4)	(20.7)	(58.0)	(65.9)
Purchases of businesses, net of cash acquired	(23.9)	—	(24.4)	(54.8)
Proceeds from sale of property, plant, and equipment	3.2	1.2	3.2	4.1
Other	(2.2)	0.1	(1.2)	(1.6)
Net cash used by investing activities	$(42.3)	$(19.4)	$(80.4)	$(118.2)
Financing activities:
Proceeds from issuance of long-term debt	(20.0)	(34.5)	2,234.0	(14.0)
Payments on long-term debt and capital lease obligations	(29.6)	(9.3)	(2,267.6)	(26.6)
Short-term financing, net	(7.0)	(5.6)	(18.9)	(11.0)
Financing fees paid	—	—	(4.4)	—
Taxes paid related to net share settlements of stock-based compensation awards	(0.5)	(0.2)	(8.0)	(0.2)
Stock option exercises	4.0	4.0	32.1	4.7
Other	$—	$0.2	$0.5	$0.5
Net cash used by financing activities	$(53.1)	$(45.4)	$(32.3)	$(46.6)
Effect of exchange rate changes on cash and cash equivalents	$19.2	$(1.0)	$37.6	$19.6
Net (decrease) increase in cash and cash equivalents	(27.9)	43.3	(42.5)	79.0
Cash and cash equivalents at beginning of period	321.8	223.8	336.4	188.1
Cash and cash equivalents at end of period	$293.9	$267.1	$293.9	$267.1

Schedule A
Univar Inc.
Reconciliation of Adjusted EBITDA to Reported Net Income
(Unaudited)

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
Three Months Ended September 30, 2017
Net sales:
External customers	$1,185.0	$299.9	$456.9	$106.9	$—	$2,048.7
Inter-segment	25.9	2.5	1.1	—	(29.5)	—
Total net sales	1,210.9	302.4	458.0	106.9	(29.5)	2,048.7
Cost of goods sold	937.5	246.2	355.1	84.6	(29.5)	1,593.9
Gross profit	273.4	56.2	102.9	22.3	—	454.8
Outbound freight and handling	50.3	9.1	13.8	1.6	—	74.8
Warehousing, selling and administrative	132.4	21.5	55.9	11.4	6.8	228.0
Adjusted EBITDA	$90.7	$25.6	$33.2	$9.3	$(6.8)	$152.0
Other operating expenses, net						11.8
Depreciation						32.5
Amortization						16.8
Interest expense, net						38.4
Other expense, net						7.1
Income tax expense						6.5
Net income						$38.9
Total assets	$3,634.0	$2,006.9	$905.2	$251.7	$(1,107.7)	$5,690.1

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
Three Months Ended September 30, 2016
Net sales:
External customers	$1,222.1	$260.8	$412.5	$104.3	$—	$1,999.7
Inter-segment	21.2	2.1	1.1	—	(24.4)	—
Total net sales	1,243.3	262.9	413.6	104.3	(24.4)	1,999.7
Cost of goods sold	974.0	207.3	320.8	83.9	(24.4)	1,561.6
Gross profit	269.3	55.6	92.8	20.4	—	438.1
Outbound freight and handling	52.3	9.0	13.1	1.8	—	76.2
Warehousing, selling and administrative	126.9	20.6	51.2	11.7	5.6	216.0
Adjusted EBITDA	$90.1	$26.0	$28.5	$6.9	$(5.6)	$145.9
Other operating expenses, net						12.1
Depreciation						42.4
Amortization						22.5
Impairment charges						133.9
Interest expense, net						39.5
Other expense, net						3.1
Income tax benefit						(44.6)
Net loss						$(63.0)
Total assets	$3,824.4	$1,824.3	$971.9	$232.5	$(1,256.2)	$5,596.9

Schedule B
Univar Inc.
Other operating expenses, net
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2017	2016	2017	2016
Acquisition and integration related expenses	$1.3	$1.2	$2.0	$5.5
Stock-based compensation expense	4.5	3.6	16.0	7.1
Restructuring charges	0.9	1.8	4.4	8.3
Business transformation costs	3.0	3.0	23.6	3.0
Other employee termination costs	2.8	0.1	5.9	0.1
Other	(0.7)	2.4	3.9	5.1
Total other operating expenses, net	$11.8	$12.1	$55.8	$29.1

Schedule C
Univar Inc.
Other expenses, net
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2017	2016	2017	2016
Foreign currency transactions	$(0.4)	$(0.3)	$(4.3)	$(2.7)
Foreign currency denominated loans revaluation	(6.8)	(4.4)	(15.2)	(13.7)
Undesignated foreign currency derivative instruments	(0.6)	(0.2)	1.6	0.8
Undesignated interest rate swap contracts	1.8	2.0	(3.0)	4.2
Debt amendment costs	—	—	(4.2)	—
Other	(1.1)	(0.2)	(2.8)	0.6
Total other expense, net	$(7.1)	$(3.1)	$(27.9)	$(10.8)

Schedule D
Univar Inc.
GAAP Net Income (Loss) to Adjusted Net Income and Adjusted EBITDA Tabular reconciliations
(Unaudited)

	Three months ended September 30,				Nine months ended September 30,
	2017		2016		2017		2016
(in millions, except per share data)	Amount	per share (1)	Amount	per share (1)	Amount	per share (1)	Amount	per share (1)
Net income (loss)	$38.9	$0.28	$(63.0)	$(0.46)	$92.8	$0.66	$(9.2)	$(0.07)
Exchange (gain) loss (2)	7.2	0.05	4.7	0.03	19.5	0.14	16.4	0.12
Derivative (gain) loss (2)	(1.2)	(0.01)	(1.8)	(0.01)	1.4	0.01	(5.0)	(0.04)
Restructuring charges (2)	0.9	0.01	1.8	0.01	4.4	0.03	8.3	0.06
Debt refinancing costs (2)	—	—	—	—	4.2	0.03	—	—
Impairment charges	—	—	133.9	0.97	—	—	133.9	0.97
Acquisition and integration related costs (2)	1.3	0.01	1.2	0.01	2.0	0.01	5.5	0.04
Transformation costs (2)	3.0	0.02	3.0	0.02	23.6	0.17	3.0	0.02
Other employee termination costs (2)	2.8	0.02	0.1	—	5.9	0.04	0.1	—
Other (2)	0.4	—	2.6	0.02	6.7	0.05	4.5	0.03
Benefit from income taxes related to reconciling items (3)(4)	(2.2)	(0.02)	(46.1)	(0.33)	(12.1)	(0.09)	(50.0)	(0.35)
Adjusted net income	$51.1	$0.36	$36.4	$0.26	$148.4	$1.05	$107.5	$0.78
Stock-based compensation	4.5		3.6		16.0		7.1
Loss on extinguishment of debt	—		—		0.8		—
Interest expense, net	38.4		39.5		110.0		120.5
Depreciation and amortization	49.3		64.9		152.5		181.7
All remaining provision for income taxes (3)	8.7		1.5		27.5		11.4
Adjusted EBITDA	$152.0		$145.9		$455.2		$428.2

Weighted average common shares outstanding:
Basic	140.4		137.7		140.0		137.7
Diluted (5)	141.4		137.7		141.3		137.7
Earnings (loss) per share:
Basic	0.28		(0.46)		0.66		(0.07)
Diluted (5)	0.28		(0.46)		0.66		(0.07)
Adjusted earnings per share:
Basic	0.36		0.26		1.06		0.78
Diluted (5)	0.36		0.26		1.05		0.78

(1) Calculation based on dilutive share count.
(2)    Reconciling items represent items disclosed in Schedule B and Schedule C included in this document, excluding stock-based compensation.
(3)    Total provision for (benefit from) income taxes reconciles to the amount reported in the Condensed Consolidated Statement of Operations for the three months and nine months ended September 30, 2017. Tax on reconciling items is calculated using the effective tax rate adjusted for discrete and similar tax items.
(4) Immaterial differences may exist in summation of per share amounts due to rounding.
(5)    Diluted earnings (loss) per share is calculated using net income (loss) or adjusted net income (loss) available to common shareholders divided by diluted weighted average shares outstanding during each period, which includes unvested restricted shares. Diluted earnings per share considers the impact of potential dilutive securities except in periods in which there is a loss because the inclusion of the potential common shares would have an anti-dilutive effect.